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                                                                    EXHIBIT 99.1

(COMMUNITY HEALTH SYSTEMS, INC. LOGO)



                    COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
                     PARTIAL REDEMPTION OF CONVERTIBLE NOTES


BRENTWOOD, Tenn. (November 14, 2005) -- Community Health Systems, Inc. (NYSE:
CYH) announced today that it has called for the redemption of $150,000,000 in principal amount of its 4.25% Convertible Subordinated Notes due 2008 on December 14, 2005. As of today, the aggregate outstanding principal amount of the Convertible Notes is $287,500,000.

         The redemption price for the Convertible Notes being redeemed is 101.821% of the principal amount of the Convertible Notes, or $1,018.21 per $1,000 principal amount of the Convertible Notes, plus accrued and unpaid interest to the redemption date. Interest on the portion of the Convertible Notes that are not being redeemed will continue to accrue from and after the redemption date.

         Prior to the close of business on December 13, 2005, holders may elect to convert their Convertible Notes into shares of the Company's common stock, par value $.01, at a conversion price of $33.50 per share, or 29.8507 shares for each $1,000 principal amount of the Notes. On November 14, 2005, the last reported sale price of the Company's common stock on the New York Stock Exchange was $36.76 per share.

         The Convertible Notes became redeemable in full on October 15, 2005. However, the restricted payment covenant in the Indenture for the Company's 6.50% Senior Notes due 2012 limits the amount of cash available to redeem the Convertible Notes in full. If a sufficient number of holders elect to convert rather than be redeemed for cash in the partial redemption announced today and favorable market conditions exist, the Company intends to issue another notice of redemption for the remaining outstanding Convertible Notes. Any additional notice would not be issued until after consummation of the partial redemption announced today.

                  A notice of redemption for the partial redemption announced today has been sent by Wachovia Bank, National Association (successor trustee to First Union National Bank), the trustee, paying agent, and conversion agent for the Convertible Notes, to all registered holders of the Convertible Notes. Copies of this notice and additional information related to redemption or conversion may be obtained from Wachovia Bank, National Association, Attention:
Corporate Trust Group, 230 4th Avenue North, 7th Floor, Nashville, TN 37219 or by calling Caroline Oakes at 615/525-2309.


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CYH Announces Partial Redemption of Convertible Notes
Page 2
November 14, 2005


         Located in the Nashville, Tennessee suburb of Brentwood, Community Health Systems is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, Community Health Systems currently owns, leases or operates 71 hospitals in 21 states. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. Shares in Community Health Systems are traded on the New York Stock Exchange under the symbol "CYH."

         This press release contains forward-looking statements regarding the redemption of the convertible notes. These forward-looking statements involve a number of risks and uncertainties, including without limitation risks associated with the ability to complete the redemption in a timely basis. Readers are also referred to the documents filed by Community Health Systems with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the period ended September 30, 2005, which identify important other risk factors and uncertainties that could cause actual results to differ from those contained in the forward-looking statements.


                                      -END-


 Investor Contact:         W. Larry Cash
                           Executive Vice President
                           and Chief Financial Officer
                           (615) 373-9600